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                           AUDITED FINANCIAL RESULTS
                     FOR THE HALF-YEAR ENDED SEPTEMBER 2000

                                                                                                      (Rupees in crores)
------------------------------------------------------------------------------------------------------------------------
Sr.                                                    Half-year ended          Three months ended         Year ended
No.                  Particulars                    --------------------------------------------------------------------
                                                     Sept 30,    Sept 30,      Sept 30,     Sept 30,        Mar. 31,
                                                       2000        1999          2000         1999            2000
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
1.     Interest Income                                570.90      387.58        287.34       188.66           852.87
2.     Other Income                                    65.35       54.99         34.12        31.71           194.05
3.     Total Income                                   636.25      442.57        321.46       220.37          1046.92
4.     Interest Expenditure                           389.55      316.08        191.36       155.25           666.95
5.     Total Operating Expenditure
       (a) Staff Cost                                  23.32       13.71         11.29         6.87            36.37
       (b) Depreciation                                11.24        9.05          8.57         4.96            24.79
       (c) Other Expenditure                           91.73       29.62         51.70        15.39            92.15
6.     Total Expenditure (4) + (5)                    515.84      368.46        262.92       182.47           820.26
7.     Gross Profit before tax and provisions         120.41       74.11         58.54        37.90           226.66
8.     Provision for taxes                             13.71       12.89          6.05        11.47            33.02
9.     Other provisions                                36.50       17.12         22.43         2.58            88.34
10.    Net Profit                                      70.20       44.10         30.06        23.85           105.30
11.    Paid up Equity Share Capital (face value       196.82      165.00        196.82       165.00           196.82
12.    Reserves (excluding Revaluation Reserves)     1022.89      187.43       1022.89       187.43           952.69
13.    Total deposits                                9728.27     6579.70       9728.27      6579.70          9866.02
14.    Total advances (including Credit              6324.20     3415.07       6324.20      3415.07          5030.96
15.    Basic and diluted Earnings Per Share        For the relevant half-yearFor the relevant quarter   Weighted avg.
       (not annualised)                                 3.57        2.67          1.53         1.45             6.38

Notes:
1. Out of amortised ADS issue expenditure, Rs.5.38 crores has been charged off during the half-year.
2. Net non-performing assets to advances (including credit substitutes) is 1.33% (1.14% as on 31.03.2000)
3.  Item 5(c) includes Rent, taxes and lighting Rs.15.00 crores
    (H1:1999-2000 - Rs.7.87 crores and LY - Rs.18.01 crores). Other items included in 5(c) individually do not exceed 10% of total operating expenditure.
4. Investment portfolio has been categorised into 'Held to Maturity', 'Available for Sale' and 'Trading' as on September 30, 2000

Unaudited financial results under US GAAP accounting                                                   (Rupees in crores)
-------------------------------------------------------------------------------------------------------------------------
                                                          Half-year ended        Three months ended         Year ended
                    Particulars                      --------------------------------------------------------------------
                                                       Sept 30,     Sept 30,    Sept 30,     Sept 30,       Mar. 31,
                                                         2000         1999        2000         1999           2000
-------------------------------------------------------------------------------------------------------------------------
Net income under US GAAP                                  60.68       62.62       16.08        36.18         140.20
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Reconciliation between US GAAP and Accounting Standards followed in India
-------------------------------------------------------------------------------------------------------------------------
Profit under Indian GAAP                                  70.20       44.10       30.06        23.85         105.30
Deferred taxation                                         18.40        5.12       17.30         4.57         (11.30)
Loan impairment                                           (6.63)       8.23       (2.67)        4.03          35.80
Mark to Market impact on investments                     (28.28)      11.34      (32.17)        7.02           2.10
ADR Issue expenditure charged to P & L A/c                 5.38          ..        2.93           ..           9.90
Others                                                     1.61      (6.17)        0.63        (3.29)         (1.60)
Profit under US GAAP                                      60.68      62.62        16.08        36.18         140.20


The above financial results have been taken on record by the Board of Directors of the Bank at its meeting held on October 19, 2000.

Place: Mumbai                                                  H.N.Sinor
Date:  October 19, 2000                                    Managing Director &
                                                        Chief Executive Officer

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                              ICICI Bank Limited
Registered Office: Landmark, Race Course Circle, Alkapuri, Vadodara - 390 007
 Corporate Office: ICICI Towers, 4th Floor, South Tower,
                      Bandra-Kurla Complex, Bandra (East), Mumbai 400 051.
  Web site: http://www.icicibank.com   Electronic mail: info@icicibank.com
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